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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

          The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Gliatech, Inc. dated as of November 10, 1998 is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Date:  November 10, 1998           SHAKER INVESTMENTS MANAGEMENT, L.P.

                                   By:  Shaker Investments Management, LLC
                                        Its General Partner


                                        By:  /S/ David Webb
                                             ------------------------------
                                             Managing Member


                                   SHAKER INVESTMENTS, INC.

                                   By:  /S/ David Webb
                                        ------------------------------